As filed with the Securities and Exchange Commission on April 13, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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IHS Markit Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda		98-1166311
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
4th Floor, Ropemaker Place, 25 Ropemaker Street London, England EC2Y 9LY +44 20 7260 2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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Sari Granat Executive Vice President and General Counsel IHS Markit Ltd. c/o Markit North America, Inc. 450 West 33rd Street, 5th Floor New York, NY 10001 (212) 205-1200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

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Copy to:
Richard D. Truesdell, Jr., Esq. Derek J. Dostal, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Shares, par value $0.01 per share
Preference Shares
Depositary Shares(2)
Debt Securities
Warrants
Purchase Contracts
Units(3)
(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	Each depositary share of the Registrant will be issued under a deposit agreement, will represent a fractional interest in a preference share of the Registrant and will be evidenced by a depositary receipt.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

IHS Markit Ltd.

Common Shares
Preference Shares
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

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IHS Markit Ltd. may offer from time to time common shares, preference shares, depositary shares, debt securities, warrants, purchase contracts or units. The debt securities may consist of debentures, notes or other types of debt. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. We will provide the specific terms of any offering of these securities, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these securities on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be the public offering price of those securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.

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Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is April 13, 2018.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “IHS Markit,” “the Company,” “we,” “us,” and “our” refer to IHS Markit Ltd. and its subsidiaries.

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TABLE OF CONTENTS

Page

Our Company	1
Where You Can Find More Information	1
Special Note On Forward-Looking Statements	3
Risk Factors	4
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	4
Description of Share Capital	4
Description of Debt Securities	5
Description of Warrants	5
Description of Purchase Contracts	6
Description of Units	6
Forms of Securities	6
Plan of Distribution	8
Validity of Securities	10
Experts	10

i

Our Company

We are a leading globally diversified provider of critical information, analytics, and expertise for the world’s major industries, financial markets, and governments. Our analytics reveal interdependencies across complex industries, which enhances transparency, reduces risk, and improves operational efficiency for our customers. Our information, analytics, and solutions are significant components in the systems and workflows of many of our customers and continue to become increasingly important to our customers’ operations. We leverage leading technologies and our industry expertise to create innovative products and services that provide information and insight to our customers to help them be more efficient and make more informed decisions. We are committed to sustainable, profitable growth.

Our core competency is using our expertise to source and transform data into information and analytics that our customers can use when making operational and strategic decisions. We are a dependable resource for those who require and demand the most accurate and robust information available. We are dedicated to providing the information and analysis our customers need to make critical decisions that drive growth and value for their operations.

By integrating and connecting our information and analytics with proprietary and widely used decision-support technology on scalable platforms, we produce critical information and insight designed to meet our customers’ needs. Our product development teams have also created proprietary Web services and application interfaces that enhance access to our information and allow our customers to integrate our offerings with other data, business processes, and applications (such as computer-aided design, enterprise resource planning, supply chain management, and product data/lifecycle management).

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Our principal executive offices are located at 4th Floor, Ropemaker Place, 25 Ropemaker Street, London, England, EC2Y 9LY, and our telephone number at that address is +44 20 7260 2000. Our registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and the telephone number at that address is +1 441 295 5950.

Our website is located at http://www.ihsmarkit.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and information incorporated by reference after the date of this prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common shares are listed and traded on the Nasdaq Global Select Market, or “Nasdaq” under the symbol “INFO”. You may also inspect the information we file with the SEC at Nasdaq’s offices at One Liberty Plaza, 165 Broadway, New York, New York 10006. Information about us, including certain SEC filings, is also available at our website at http://www.ihsmarkit.com. However, the information on our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2017 filed with the SEC on January 23, 2018, including those portions of our Definitive Proxy Statement on Schedule 14A filed on February 27, 2018 that are specifically incorporated by reference into such Annual Report on Form 10-K;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2018 filed with the SEC on March 27, 2018;

•	Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on December 1, 2017, December 8, 2017, February 16, 2018 and April 12, 2018; and

•	Our Registration Statement on Form 8-A dated June 13, 2014.

We also incorporate by reference the following documents filed or furnished by Markit Ltd. prior to the completion of the merger between IHS Inc. and Markit Ltd.:

•	the audited consolidated financial statements on pages F-1 to F-69 of Markit Ltd.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed on March 11, 2016; and

•	Report of Foreign Private Issuer on Form 6-K furnished with the SEC on May 10, 2016 (second Report of Foreign Private Issuer on such day).

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

IHS Markit Ltd.
4th Floor, Ropemaker Place
25 Ropemaker St.
London EC2Y 9LY
England
Attention: Legal Department
+44 20 7260 2000

Special Note On Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Securities Exchange Act). In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions, including acquisitions and dispositions, anticipated benefits from strategic actions including the merger between IHS Inc. and Markit Ltd., and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to develop new products and services; our ability to manage system failures or capacity constraints; our ability to successfully manage risks associated with changes in demand for our products and services; our ability to manage our relationships with third party service providers; legislative, regulatory and economic developments, including any new or proposed U.S. Treasury rule changes; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services; the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations; our ability to integrate the business successfully and to achieve anticipated synergies; our ability to retain and hire key personnel; our ability to satisfy our debt obligations and our other ongoing business obligations; and the occurrence of any catastrophic events, including acts of terrorism or outbreak of war or hostilities. These risks, as well as other risks, are more fully discussed under the caption “Risk Factors” in IHS Markit’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017, along with our other filings with the U.S. Securities and Exchange Commission (SEC) including subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should refer to the “Risk Factors” section of this prospectus and to the Company’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations, credit rating or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date of this prospectus. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Risk Factors

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended November 30, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

Use of Proceeds

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and equity in loss of equity method investee, (2) interest expense, (3) imputed interest expense on lease commitments and (4) non-controlling interest (income) / loss. Fixed charges were calculated by adding interest expense and imputed interest expense on lease commitments.

Three Months Ended February 28,	Year Ended November 30,
2018	2017	2016	2015	2014	2013
3.02	3.38	2.19	4.31	4.96	3.86

Description of SHARE Capital

The following description of our share capital is based upon our memorandum of association (“Memorandum”), amended and restated bye-laws (“Bye-laws”) and applicable provisions of law. We have summarized certain portions of the Memorandum and Bye-laws below. The summary is not complete. The Memorandum and Bye-laws are incorporated by reference into the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our Annual Report on Form 10-K for the year ended November 30, 2017 or our other filings with the SEC. You should read the Memorandum and Bye-laws for the provisions that are important to you. In this “Description of Share Capital,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer to IHS Markit Ltd. and not any of its subsidiaries.

Share Capital

We currently have issued and outstanding one class of shares, common shares, par value $0.01 per share. Our authorized share capital of $30 million consists of 3,000,000,000 common shares, par value $0.01 per share, and undesignated shares, par value $0.01 per share, that our Board of Directors is authorized to designate from time to time as either common shares or as preference shares. As of April 13, 2018, no preference shares were issued and outstanding. The holders of our common shares are entitled to one vote per share, for each share held of record on all matters submitted to shareholders, including the election of directors and such other matters as may properly come before a general meeting. Holders of common shares are entitled to receive such dividends and other distributions in cash, shares or property of the Company as may be determined by our Board of Directors out of any funds legally available therefor.

Our Board of Directors is authorized to provide for the issuance of preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, to allot and redesignate such portion of our unissued share capital to such series as it shall determine to be appropriate and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions, of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such preference shares shall not be deemed to vary the rights attached to the common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares).

In addition, we may, at our option, instead of offering whole individual shares of any series of preference shares, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preference shares issued and deposited with a depositary. The fraction of a preference share which each depositary share represents will be stated in the prospectus supplement relating to any series of preference shares offered through depositary shares. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preference share, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of the preference share represented by the depositary share. The material terms of any depositary shares to be issued and a description of the material terms of the applicable deposit agreement will be set forth in the applicable prospectus supplement.

Upon liquidation of the Company, the holders of common shares are entitled to share ratably in our assets, if any, remaining after payment of all debts and liabilities of the Company, subject to any liquidation preference on any issued and outstanding preference shares.

The transfer agent and registrar for our common shares is Computershare, Inc.

Our common shares are listed on the Nasdaq under the symbol “INFO.”

Description of Debt Securities

The debt securities will constitute either senior or subordinated debt of IHS Markit. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities or depositary shares representing equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, common shares, preference shares, depositary shares or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, common shares, preference shares and depositary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material United States federal income tax considerations;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Forms of Securities

Each debt security, depositary share, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, depositary shares, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of IHS Markit, the trustees, the warrant agents, the unit agents or any other agent of IHS Markit, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for any securities or if the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the notification or of our becoming aware of the depositary’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the securities represented by one or more global securities, or

•	in the case of debt securities, an event of default under the indenture for such debt securities has occurred and is continuing with respect to such debt securities,

then, in each case, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of Distribution

IHS Markit and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

The securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement the particular terms of any offering of the securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable securities may be listed.

If IHS Markit and/or the selling securityholders, if applicable, use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

IHS Markit and/or the selling securityholders, if applicable, may sell securities through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase securities from IHS Markit and/or the selling securityholders, if applicable, as principal and may resell those securities at varying prices to be determined by the dealer.

IHS Markit and/or the selling securityholders, if applicable, also may sell securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

IHS Markit and/or the selling securityholders, if applicable, may enter into agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

IHS Markit and/or the selling securityholders, if applicable, may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

Validity of Securities

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Conyers Dill & Pearman Limited or such other counsel as may be specified in the applicable prospectus supplement.

Experts

The consolidated financial statements of IHS Markit Ltd. incorporated by reference in IHS Markit Ltd.'s Annual Report (Form 10-K) for the year ended November 30, 2017, and the effectiveness of IHS Markit Ltd.’s internal control over financial reporting as of November 30, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Markit Ltd. and management's assessment of the effectiveness of internal control over financial reporting included in Markit Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$	(*)
Printing		(**)
Legal fees and expenses (including Blue Sky fees)		(**)
Transfer agent and trustee fees		(**)
Rating agency fees		(**)
Accounting fees and expenses		(**)
Miscellaneous		(**)
TOTAL	$	$ (**)

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Not presently known.

Item 15.	Indemnification of Directors and Officers

Registrants Incorporated Under Bermuda Law

IHS Markit is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our Bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense on condition to repay the funds if any allegation of fraud or dishonesty is proved. Our Bye-laws further provide that our shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not such company may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Pursuant to our Bye-laws, we may maintain a directors’ and officers’ insurance policy which insures our directors or officers and those serving at our request as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Bermuda law. We currently have a policy providing directors and officers liability insurance in certain circumstances.

In addition, we have entered into separate indemnification agreements with certain of our current and former directors and executive officers. The indemnification agreements provide generally that we will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director and executive officer party to an indemnification agreement is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred.

Item 16.	Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
4.1	Form of Indenture for Senior Debt Securities
4.2	Form of Indenture for Subordinated Debt Securities
4.3*	Form of Senior Debt Security
4.4*	Form of Subordinated Debt Security
4.5*	Form of Warrant Agreement
4.6*	Form of Purchase Contract
4.7*	Form of Unit Agreement
4.8*	Form of Deposit Agreement
4.9*	Form of Depositary Receipt (included in Exhibit 4.8)
4.10	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the IHS Markit Ltd. registration statement on Form F-1 (file no. 333-198711), filed on May 5, 2014)
4.11	Memorandum of Association (Incorporated by reference to Exhibit 3.2 of Amendment No. 2 of the IHS Markit Ltd. registration statement on Form F-1 (file no. 333-198711), filed on June 3, 2014)
4.12	Memorandum of Increase of Share Capital (Incorporated by reference to Exhibit 1.3 of the IHS Markit Ltd. Annual Report on Form 20-F for the year ended December 31, 2015 (file no. 001-36495) filed on March 11, 2016)
4.13	Certificate of Incorporation on Change of Name (Incorporated by reference to Exhibit 3.1 of the IHS Markit Ltd. Quarterly Report on Form 10-Q (file no. 001-36495) filed on October 7, 2016)
4.14	Amended and Restated Bye-laws of IHS Markit Ltd. (Incorporated by reference to Exhibit 3.1 of the IHS Markit Ltd. Current Report on Form 8-K (file no. 001-36495) filed on April 13, 2018)
5.1	Opinion of Conyers Dill & Pearman Limited

Exhibit No.	Document
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of the Registration Statement)
25.1**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for senior debt securities
25.2**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee for subordinated debt securities

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

**	To be filed, if necessary, on a Form T-1 and incorporated herein by reference.

Item 17.	Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee for subordinated debt securities to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of any warrant or subscription period, to set forth the results of any warrant or subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on April 13, 2018.

IHS MARKIT LTD.

By:	/s/ Todd S. Hyatt
Name: Todd S. Hyatt
Title: Executive Vice President, Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of IHS Markit Ltd., a Bermuda exempted company (the “Company”), hereby constitutes and appoints Lance Uggla, Todd Hyatt and Sari Granat, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this Registration Statement and all and any and all amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the dates indicated below.

Signature	Title	Date

/s/ Lance Uggla Lance Uggla	Chairman and Chief Executive Officer (Principal Executive Officer)	April 13, 2018

/s/ Todd S. Hyatt Todd S. Hyatt	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	April 13, 2018

/s/ Michael Easton Michael Easton	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 13, 2018

/s/ The Lord Browne of Madingley The Lord Browne of Madingley	Director	April 13, 2018

/s/ Dinyar S. Devitre Dinyar S. Devitre	Director	April 13, 2018

/s/ Ruann F. Ernst Ruann F. Ernst	Director	April 13, 2018

Signature	Title	Date

/s/ William E. Ford William E. Ford	Director	April 13, 2018

/s/ Nicoletta Giadrossa Nicoletta Giadrossa	Director	April 13, 2018

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	April 13, 2018

/s/ Robert P. Kelly Robert P. Kelly	Director	April 13, 2018

/s/ Deborah Doyle McWhinney Deborah Doyle McWhinney	Director	April 13, 2018

/s/ Jean-Paul L. Montupet Robert C. Thurber	Director	April 13, 2018

/s/ Richard W. Roedel Richard W. Roedel	Director	April 13, 2018

/s/ James A. Rosenthal James A. Rosenthal	Director	April 13, 2018